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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-84881 of Avis Rent A Car, Inc. on Form S-3 of our reports dated January 25, 1999 (March 19, 1999 as to Note 21), appearing in and incorporated by reference in the Annual Report on Form 10-K of Avis Rent A Car, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP


New York, New York
August 23, 1999